Exhibit 99.1

Safe and Green Development Corporation Declares Stock Dividend for Shareholders

Miami, FL – March 10, 2025 – Safe and Green Development Corporation (NASDAQ: SGD) (the “Company”) today announced that its Board of Directors (the “Board”) has declared from its treasury a stock dividend for shareholders of 0.05 shares of common stock for each outstanding share of the Company’s common stock held by shareholders as of the close of business on April 7, 2025. This equates to receiving one (1) additional share for every twenty (20) shares held, with any fractional shares to be settled in cash.

“We’re pleased to reward our shareholders with this dividend as we continue executing on our long-term strategy,” said David Villarreal, Chief Executive Officer of the Company.

The stock dividend will be distributed after close of trading on April 22nd, 2025. Trading is expected to begin on a stock dividend-adjusted basis at market open on April 23rd, in 2025. Cash will be distributed in lieu of fractional shares based on the opening price of a share of common stock on April 8, 2025.

About Safe and Green Development Corporation (SG Devco)

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. Additionally, a wholly owned subsidiary of SG DevCo, Majestic World Holdings LLC, is a prop-tech company that has created a real estate AI Platform the Company integrates to strategically increase the margins on homes sold by facilitating mortgage services and down payment assistance. MyVONIA Innovations LLC, a wholly own subsidiary, is the owner of MyVONIA which is an AI-powered personal assistant designed to help simplify daily tasks and improve productivity for individuals and businesses.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions and include statements regarding continuing to execute on the Company’s long-term strategy, the timing of the distribution of the stock dividend, when trading is expected to begin on a stock dividend-adjusted basis, using Majestic World Holdings LLC’s real estate AI Platform to strategically increase the margins on homes sold by facilitating mortgage services and down payment assistance and MyVONIA simplifying daily tasks and improve productivity for individuals and businesses.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to execute on its long-term strategy, the Company’s ability to distribute the stock dividend as planned, the Company’s ability to use Majestic World Holdings LLC’s real estate AI Platform to strategically increase the margins on homes sold by facilitating mortgage services and down payment assistance, MyVONIA’s ability to simplify daily tasks and improve productivity, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor relations and media inquiries, please contact:

Barwicki Investor Relations

Andrew@Barwicki.com
516-662-9461